Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Amprius Technologies, Inc. of our report dated June 21, 2022 (except for the reverse recapitalization described in Note 1 as to which the date is November 16, 2022), relating to the financial statements of Amprius Technologies, Inc., appearing in the Company’s Amendment No. 1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 16, 2022.

/s/ SingerLewak LLP

San Jose, CA

November 16, 2022